Exhibit 99.01

KANA Software Reports First Quarter 2008 Financial Results

– Company Reports 58% Year-over-Year License Revenue Growth –

MENLO PARK, Calif. — May 7, 2008 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the first quarter ended March 31, 2008.

First Quarter Financial Highlights:

•	KANA’s total revenues for the first quarter of 2008 were $18.3 million, an increase of 40% from the first quarter of 2007.

•	License revenue for the first quarter of 2008 was $5.7 million, an increase of 58% from the first quarter of 2007.

•	Service revenue for the first quarter of 2008 was $12.6 million, an increase of 33% from the first quarter of 2007.

•	For the third consecutive quarter, KANA achieved non-GAAP operating profit.

•	During the quarter, KANA generated over $2 million in cash from operating activities.

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $79,000 or $(0.00) per share, for the quarter ended March 31, 2008 versus a GAAP net loss of $3.8 million, or $(0.10) per share, for the quarter ended March 31, 2007.

For the first quarter of 2008, KANA reported non-GAAP net income of $125,000, or $0.00 per share, as compared to a non-GAAP net loss of $2.9 million, or $0.08 per share, for the first quarter of 2007. KANA’s quarterly non-GAAP net income was calculated by adding back accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, amortization of acquired intangible assets, and restructuring expense to KANA’s GAAP net loss.

“I’m pleased with our execution in the first quarter,” stated Michael Fields, chief executive officer of KANA. “Our plan for 2008 is to strengthen our business execution and technology leadership within the customer service market.”

First Quarter 2008 Company Highlights

•	KANA closed two 7-figure transactions, one with a Fortune 100 retailer and another with a Fortune 100 telecommunications provider.

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Companies that purchased KANA solutions during the first quarter included Aetna, AT&T Mobility, Best Buy, Best Western International, General Motors, Hutchison 3G, Sprint Nextel, Verizon, and Yahoo Japan.

•	The Company significantly expanded its Global Strategic Alliance agreement with IBM and will jointly market, sell and support Service Oriented Architecture (SOA) based customer service solutions.

•	KANA appointed Mike Shannahan, existing KANA board member and chairman of KANA’s audit committee, as Chief Financial Officer, replacing John Thompson, who retired.

•	Gartner analyst Esteban Kolsky joined KANA as Vice President and Practice Leader for KANA’s management consulting and systems integration subsidiary, eVergance.

•	KANA launched new education and training programs that enhance traditional classroom education with the latest technology, community and value-added support services.

•	For the fourth consecutive year, KANA was named to KMWorld Magazine’s list of “100 Companies That Matter in Knowledge Management.”

Michael Fields, KANA CEO said, “We continue to gain traction across multiple vertical markets based on the strength of our people, partners, and technology. In the first quarter we reinforced that leadership – forging an agreement with IBM to jointly develop and market our next-generation customer service solution and adding world-class talent to our organization.”

Investor Conference Call Information

KANA’s management team will host a conference call today at 4:30PM EDT (1:30PM PDT) where they will discuss the Company’s reported quarterly financial results and financial outlook. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com. The call can be accessed via phone by dialing (617) 614-2710. The pass code 3180-5244 will be required. A replay of the conference call will be available after 6:30 p.m. PDT on May 7, 2008 through May 14, 2008 by dialing (617) 801-6888 and entering pass code 3309-7680. The conference call and supplemental financial information will also be available on the investor relations portion of the KANA website.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20 percent. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the attached table, which exclude certain expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which will likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about strengthening our business execution and technology leadership, anticipated growth, market demand for multi-channel customer service solutions; and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on multi-channel customer service and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Investor Contacts:

Carolyn Bass, Daniel Wood

Market Street Partners

415-445-3235

kana@marketstreetpartners.com

Media Contact:

Suzanne Deppe

KANA

650-614-8369

pr@kana.com

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
License fees	$5,723	$3,616
Services	12,562	9,418

Total revenues	18,285	13,034

Costs and expenses:
Cost of license fees	412	287
Cost of services	5,418	3,068
Amortization of acquired intangible assets	125	15
Sales and marketing	6,244	6,193
Research and development	3,334	3,652
General and administrative	3,184	3,503
Restructuring costs (recoveries)	(482)	—

Total costs and expenses	18,235	16,718

Income (loss) from operations	50	(3,684)
Interest and other income (expense), net	(103)	(19)

Loss before income tax expense	(53)	(3,703)
Income tax expense	(26)	(47)

Net loss	$(79)	$(3,750)

Basic net loss per share	$(0.00)	$(0.10)

Shares used in computing basic net loss per share	41,211	36,019

Stock-based compensation included in the expense line items:
Cost of services	$103	$68
Sales and marketing	164	239
Research and development	77	69
General and administrative	217	494

	$561	$870

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):

	Three Months Ended March 31,
	2008	2007
Net loss, GAAP	$(79)	$(3,750)
Non-GAAP adjustments:
Stock-based compensation	561	870
Restructuring	(482)	—
Amortization of acquired intangible assets	125	15

Net income (loss), non-GAAP	$125	$(2,865)

Net income (loss) per share, non-GAAP
Basic	$0.00	$(0.08)

Diluted	$0.00	$(0.08)

Shares used in per share calculation
Basic	41,211	36,019

Diluted	41,418	36,019

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the table, which exclude certain expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

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Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

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Amortization of intangible assets expenses: We have excluded the effect of amortization of intangibles from our non-GAAP operating expenses and net income. Amortization of intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.

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Restructuring expenses: We incurred significant expenses in connection with our decision to vacate various facilities in 2001 and management continues efforts to sublease and/or restructure our lease obligations for such facilities. We continue to evaluate our business performance and management may approve and initiate plans to restructure certain operations in order to reduce future operating costs to more closely align expenses with revenue. Any related severance charges are normally incurred in the quarter such plans are approved. We have excluded the effect of restructuring expenses from our non-GAAP operating expenses as these estimates are difficult to accurately quantify in advance and with regard to facilities are dependent upon negotiations with third parties regarding subleases or restructuring lease obligations.

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$5,685	$4,306
Accounts receivable, net	8,409	10,247
Other current assets	2,001	2,391

Total current assets	16,095	16,944
Restricted cash, long-term	760	771
Property and equipment, net	2,466	2,292
Goodwill	12,500	12,500
Acquired intangible assets, net	2,101	2,226
Other assets	613	667

Total Assets	$34,535	$35,400

Liabilities and Stockholders’ Equity
Line of credit	$—	$1,177
Notes payable, current portion	1,861	1,850
Accounts payable	3,386	3,088
Accrued liabilities	5,490	5,364
Accrued restructuring	966	1,261
Deferred revenue	15,422	15,825

Total current liabilities	27,125	28,565
Deferred revenue, long-term	246	297
Accrued restructuring, long-term	898	1,491
Notes payable, long-term	1,056	110
Other long-term liabilities	476	531

Total liabilities	29,801	30,994
Total stockholders’ equity	4,734	4,406

Total Liabilities and Stockholders’ Equity	$34,535	$35,400

Kana Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
OPERATING ACTIVITIES
Net Loss	$(79)	$(3,750)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	300	265
Amortization of intangibles	125	15
Employee and consultant stock-based compensation	561	870
Provision for doubtful accounts	16	45
Non-cash interest accretion	50	34
Restructuring costs	(482)
Changes in operating assets and liabilities:
Accounts receivable	2,001	955
Prepaid expenses and other assets	444
Accounts payable and accrued liabilities	305	(45)
Accrued restructuring	(406)	(543)
Deferred revenue	(767)	(487)

Net cash provided by (used in) operating activities	2,068	(2,641)

INVESTING ACTIVITIES
Purchases of property and equipment	(467)	(219)
Restricted cash	—	(2)

Net cash used in investing activities	(467)	(221)

FINANCING ACTIVITIES
Net borrowings (repayments) under line of credit	385	2,000
Repayments under notes payable	(634)	(219)
Borrowings under notes payable	—	71
Proceeds from issuance of common stock	—	609

Net cash provided by (used in) financing activities	(249)	2,461

Effect of exchange rate changes on cash and cash equivalents	27	(5)

Net increase (decrease) in cash and cash equivalents	1,379	(406)
Cash and cash equivalents at beginning of quarter	4,306	5,719

Cash and cash equivalents at end of quarter	$5,685	$5,313